Exhibit 99.1

FOREST OIL CORPORATION

INTRODUCTION TO THE UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

On November 25, 2009, Forest Oil Corporation and its wholly-owned subsidiary, Forest Oil Permian Corporation, entered into an Agreement for Purchase and Sale of Assets (the “Agreement”) with SandRidge Exploration and Production, LLC (“SandRidge”), a wholly-owned subsidiary of SandRidge Energy, Inc.  Pursuant to the Agreement, SandRidge purchased from Forest Oil Corporation and Forest Oil Permian Corporation oil and gas properties located in the states of Texas and New Mexico (the “Oil and Gas Assets”), and various other related interests, rights, receivables, wells, leasehold interests, records, fixtures, equipment, and other assets (together with the Oil and Gas Assets, the “Assets”).  The effective date of the purchase and sale of the Assets is November 1, 2009 and the transaction closed on December 21, 2009.  The purchase price for the Assets was $800 million, which is subject to customary post-closing adjustments which, when complete, are estimated to yield a final sales price of approximately $795 million.

The following unaudited pro forma condensed consolidated financial statements and explanatory notes present how the financial statements of Forest Oil Corporation and its subsidiaries (“Forest”) may have appeared had the sale of the Assets occurred as of September 30, 2009 (with respect to the balance sheet information) or as of January 1, 2008 (with respect to statements of operations information).

The unaudited pro forma condensed consolidated financial statements have been derived from and should be read together with the historical consolidated financial statements and the related notes of Forest included in its Annual Report on Form 10-K for the year ended December 31, 2008 and its Quarterly Report filed on Form 10-Q for the quarter ended September 30, 2009.

The unaudited pro forma condensed consolidated financial statements are presented for illustrative purposes only and do not purport to represent what the results of operations or financial position of Forest would actually have been had the transaction described above occurred on the dates noted above, or to project the results of operations or financial position of Forest for any future periods. The pro forma adjustments are based on available information and certain assumptions that management believes are reasonable. The pro forma adjustments are directly attributable to the transaction and are expected to have a continuing impact on the results of operations of Forest. In the opinion of management, all adjustments necessary to present fairly the unaudited pro forma financial information have been made.

FOREST OIL CORPORATION

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

AS OF SEPTEMBER 30, 2009

	Historical	Pro Forma Adjustments		Pro Forma
	(In Thousands)
ASSETS
Current assets:
Cash and cash equivalents	5,153	178,052	(a)	183,205
Accounts receivable	95,537	—		95,537
Derivative instruments	76,744	—		76,744
Inventory	68,567	(8,602	)(b)	59,965
Other current assets	56,000	—		56,000
Total current assets	302,001	169,450		471,451
Property and equipment, at cost:
Oil and gas properties, full cost method of accounting:
Proved, net of accumulated depletion	2,097,696	(775,923	)(c)	1,321,773
Unproved	843,243	(11,602	)(c)	831,641
Net oil and gas properties	2,940,939	(787,525)		2,153,414
Other property and equipment, net of accumulated depreciation and amortization	117,022	(313	)(d)	116,709
Net property and equipment	3,057,961	(787,838)		2,270,123
Deferred income taxes	293,704	67,791	(e)	359,662
		(1,833	)(f)
Goodwill	255,604	—		255,604
Derivative instruments	2,782	—		2,782
Other assets	47,383	(57	)(g)	46,396
		(930	)(h)
	3,959,435	(553,417)		3,406,018
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	193,785	—		193,785
Income taxes payable	—	67,791	(e)	67,791
Accrued interest	39,872	(5,151	)(i)	34,721
Derivative instruments	30,589	—		30,589
Deferred income taxes	12,404	—		12,404
Asset retirement obligations	3,456	(387	)(j)	3,069
Other current liabilities	22,943	—		22,943
Total current liabilities	303,049	62,253		365,302
Long-term debt	2,475,413	(610,497	)(k)	1,864,916
Asset retirement obligations	95,696	(8,207	)(j)	87,489
Derivative instruments	11,148	—		11,148
Other liabilities	68,541	(204	)(h)	68,337
Total liabilities	2,953,847	(556,655)		2,397,192
Shareholders’ equity:
Preferred stock, none issued and outstanding	—	—		—
Common stock	11,228	—		11,228
Capital surplus	2,630,769	—		2,630,769
Accumulated deficit	(1,697,614)	3,238	(f)	(1,694,376)
Accumulated other comprehensive income	61,205	—		61,205
Total shareholders’ equity	1,005,588	3,238		1,008,826
	3,959,435	(553,417)		3,406,018

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

FOREST OIL CORPORATION

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2009

	Historical	Pro Forma Adjustments		Pro Forma
	(In Thousands, Except Per Share Amounts)
Revenues:
Oil and gas sales	553,473	(64,351	)(l)	489,122
Interest and other	602	—		602
Total revenues	554,075	(64,351)		489,724
Costs, expenses, and other:
Lease operating expenses	114,205	(15,367	)(l)	98,838
Production and property taxes	34,359	(4,820	)(l)	29,539
Transportation and processing costs	15,918	(582	)(l)	15,336
General and administrative	49,050	—		49,050
Depreciation, depletion, and amortization	237,964	(20,323	)(m)	217,641
Accretion of asset retirement obligations	6,195	(452	)(n)	5,743
Ceiling test write-down of oil and gas properties	1,575,843	(36,928	)(o)	1,538,915
Interest expense	122,373	(15,788	)(p)	106,585
Realized and unrealized gains on derivative instruments, net	(112,212)	—		(112,212)
Other, net	(1,098)	—		(1,098)
Total costs, expenses, and other	2,042,597	(94,260)		1,948,337

Loss before income taxes	(1,488,522)	29,909		(1,458,613)
Income tax	(520,201)	10,812	(q)	(509,389)
Net loss	(968,321)	19,097		(949,224)

Basic loss per common share	(9.46)			(9.27)
Diluted loss per common share	(9.46)			(9.27)

Weighted average shares outstanding:
Basic	102,366			102,366
Diluted	102,366			102,366

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

FOREST OIL CORPORATION

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2008

	Historical	Pro Forma Adjustments		Pro Forma
	(In Thousands, Except Per Share Amounts)
Revenues:
Oil and gas sales	1,647,171	(192,020	)(l)	1,455,151
Interest and other	3,589	—		3,589
Total revenues	1,650,760	(192,020)		1,458,740
Costs, expenses, and other:
Lease operating expenses	167,830	(24,633	)(l)	143,197
Production and property taxes	82,147	(12,994	)(l)	69,153
Transportation and processing costs	19,472	(855	)(l)	18,617
General and administrative	74,732	—		74,732
Depreciation, depletion, and amortization	532,181	(47,322	)(m)	484,859
Accretion of asset retirement obligations	7,602	(624	)(n)	6,978
Ceiling test write-down of oil and gas properties	2,369,055	(304,892	)(o)	2,064,163
Interest expense	125,679	(31,264	)(p)	94,415
Realized and unrealized gains on derivative instruments, net	(165,529)	—		(165,529)
Gain on sale of assets	(21,063)	—		(21,063)
Other, net	59,655	—		59,655
Total costs, expenses, and other	3,251,761	(422,584)		2,829,177

Loss before income taxes	(1,601,001)	230,564		(1,370,437)
Income tax	(574,678)	83,303	(q)	(491,375)
Net loss	(1,026,323)	147,261		(879,062)

Basic loss per common share	(11.46)			(9.81)
Diluted loss per common share	(11.46)			(9.81)

Weighted average shares outstanding:
Basic	89,591			89,591
Diluted	89,591			89,591

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

FOREST OIL CORPORATION

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED

FINANCIAL STATEMENTS

SEPTEMBER 30, 2009 and DECEMBER 31, 2008

Note 1   Basis of Presentation

The accompanying unaudited pro forma condensed consolidated financial statements and explanatory notes present how the financial statements of Forest may have appeared had the sale of certain oil and gas properties located in the states of Texas and New Mexico (the “Oil and Gas Assets”), and various other related interests, rights, receivables, wells, leasehold interests, records, fixtures, equipment, and other assets (together with the Oil and Gas Assets, the “Assets”) occurred as of September 30, 2009 (with respect to the balance sheet information) or as of January 1, 2008 (with respect to statements of operations information). The transaction for which these pro forma financial statements are presented is explained in more detail in the introductory paragraph to the accompanying pro forma financial information.

Following are descriptions of certain columns included in the accompanying unaudited pro forma condensed consolidated financial statements:

Historical—Represents the historical condensed consolidated balance sheet of Forest as of September 30, 2009 and the historical condensed consolidated statements of operations of Forest for the nine months ended September 30, 2009 and the year ended December 31, 2008. Certain amounts in the historical condensed consolidated statement of operations for the year ended December 31, 2008 have been reclassified to conform to the 2009 financial statement presentation.

Pro Forma Adjustments—Represents the adjustments to the historical condensed consolidated financial statements necessary to arrive at the pro forma financial position of Forest as of September 30, 2009, as if the sale of the Assets occurred as of September 30, 2009, and the pro forma results of operations of Forest for the nine months ended September 30, 2009 and the year ended December 31, 2008, as if the sale of the Assets occurred as of January 1, 2008.

Note 2    Pro Forma Adjustments for the Sale of Assets

Condensed Consolidated Balance Sheet

(a)          To record excess cash remaining after using a portion of the estimated final sales proceeds of $789 million, net of $6 million of transaction costs, to repay Forest’s indebtedness under its credit facilities ($453 million) and 7.75% senior notes due 2014 ($150 million) as well as the related accrued interest on both ($5 million) and the call premium associated with the 7.75% senior notes due 2014 ($2 million).

(b)           To eliminate materials and supplies inventory included in the Assets.

(c)            To record the sales proceeds attributable to Forest’s proved and unproved oil and gas properties in accordance with the full cost method of accounting.

(d)           To eliminate other property and equipment included in the Assets.

(e)            To reflect the current income tax liability generated as a result of the sale of the Assets.

(f)              To record the income tax and retained earnings impact of the unamortized discount and debt issue costs ($1 million), unamortized deferred gain from the previous termination of interest rate swaps ($8 million), and call premium ($2 million), all of which would be charged, as a net credit, to income, in connection with the redemption of the 7.75% senior notes due 2014.

(g)           To eliminate debt issue costs associated with Forest’s 7.75% senior notes due 2014 that were redeemed using a portion of the sales proceeds.

FOREST OIL CORPORATION

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED

FINANCIAL STATEMENTS

SEPTEMBER 30, 2009 and DECEMBER 31, 2008

(h)           To eliminate gas balancing receivables and payables included in the Assets.

(i)               To eliminate the accrued interest associated with Forest’s indebtedness under its credit facilities and 7.75% senior notes due 2014 that were redeemed using a portion of the sales proceeds.

(j)               To eliminate the asset retirement obligations associated with the Oil and Gas Assets.

(k)            To eliminate the outstanding balances under Forest’s credit facilities ($453 million) and the carrying amount of Forest’s 7.75% senior notes due 2014 ($157 million), which were redeemed using a portion of the sales proceeds.

Condensed Consolidated Statements of Operations

(l)               To eliminate the revenues and direct operating expenses associated with the Oil and Gas Assets.

(m)         To adjust depletion to give effect to the reduction in Forest’s pro forma full cost pool, total estimated proved reserves, and production volumes as a result of the sale of the Oil and Gas Assets and to adjust depreciation to give effect to the reduction in other property and equipment included in the Assets.

(n)           To eliminate accretion expense attributable to asset retirement obligations associated with the Oil and Gas Assets.

(o)           To adjust the ceiling test write-down of oil and gas properties to give effect to the reduction in Forest’s pro forma future net revenues from estimated production of proved oil and gas properties, properties not being amortized, and capitalized costs used in the ceiling test calculation due to the sale of the Oil and Gas Assets.

(p)           To adjust interest expense to give effect to the redemption of Forest’s indebtedness under its credit facilities and 7.75% senior notes due 2014.

(q)           To adjust income tax expense for the effects of the pro forma adjustments at statutory rates.